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                                                                    Exhibit 5.1



               OPINION AND CONSENT OF REED SMITH SHAW & McCLAY LLP



                                                              February 26, 1999

National Record Mart, Inc.
507 Forest Avenue
Carnegie, PA 15106

                  Re:      Registration Statement on Form S-3

Gentlemen:

                  We have acted as counsel for National Record Mart, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering under the Securities Action of 1933, as amended (the "Act"), 39,990 shares of Common Stock, $0.01 per value, of the Company (the "Common Stock") which may be issued upon the exercise of certain outstanding Warrants (the "Warrants") and which are being offered for sale by certain stockholders (the "Stockholders") of the Company. This opinion is being furnished pursuant to the requirements of Form S-3 and Item 601 of Regulation S-K under the Act.

                  In furnishing this opinion, we have examined the originals, or copies thereof identified to our satisfaction, of such corporate records of the Company and such other documents, records, opinions and papers as we have deemed necessary or appropriate in order to give the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based on the foregoing, we are of the opinion that:

1. The Company has been duly organized and is a validly existing corporation under the laws of the State of Delaware.

2. The 39,990 shares of Common Stock which are being registered under the Registration Statement will, when issued in accordance with the terms of the Warrants, be legally issued, be fully paid and non-assessable.

                  We hereby consent to the filing of our opinion as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not thereby admit that we are within the category of persons whose consents are required under
Section 7 of the Act.

                                             Very truly yours,


                                             /s/ Reed Smith Shaw & McClay LLP